EXHIBIT 23.2




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinions dated November 10, 2010 except for note 12 which is March 23, 2011 on the consolidated financial statements of ActiVein Inc. (the "Company") for the years ended February 28, 2010 and February 28, 2009 included in its Registration Statement on Form S-1 being filed by the Company.


                                            "SCHWARTZ LEVITSKY FELDMAN LLP"


Toronto, Ontario, Canada                              Chartered Accountants
March 25, 2011                                  Licensed Public Accountants